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                                                                EXHIBIT 10.10



                         AMERICAN ITALIAN PASTA COMPANY
                             1992 STOCK OPTION PLAN



        1. Purpose. The American Italian Pasta Company Stock Option Plan (the "Plan") is intended to advance the interests of American Italian Pasta Company (the "Company") and its shareholders by encouraging and enabling selected officers and other key employees and consultants upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its Common Shares (as defined below). The Plan shall become effective as of October 30, 1992 (the "Effective Date").

        2.  Definitions.

        "Board" means the Board of Directors of the Company.

        "Cause", with respect to any Optionee means, (i) cause as defined in the employment or consulting agreement with the Company to which the Optionee is a party or, if none, (ii) the occurrence of any of the following events:

        (A) the willful and continued failure by such Optionee to substantially perform his duties with the Company on a full-time basis (other than any such failure resulting from total or partial incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to such Optionee by the Board, which demand identifies the manner in which the Board believes that he has not substantially performed such duties;

        (B) the willful engaging by such Optionee in conduct which is significantly injurious to the Company, monetarily or otherwise, after a written demand for cessation of such conduct is delivered to such individual by the Board, which demand specifically identifies the manner the Board believes that such individual has engaged in such conduct and the injury to the Company resulting therefrom;

        (C) the commission by such Optionee of an act or acts constituting a crime involving moral turpitude;

        (D) the breach by such Optionee of one or more covenants, if any, in any agreement to which the Optionee and the Company are parties;

        (E) such Optionee's use of illegal drugs, abuse of other controlled substances or habitual intoxication; or

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        (F)   the commission by such Optionee of a significant act of
        dishonesty, deceit or breach of fiduciary duty in the performance of the Optionee's duties with the Company.

For purposes of clauses (A) and (B) of this definition, no act, or failure to act, on the part of an Optionee shall be deemed to be willful unless knowingly done, or omitted to be done, by such Optionee not in good faith and without a reasonable belief that such action or omission was in the best interests of the Company.

        "Closing Option" an Initial Option having the terms specified in the Option Agreement to which the Optionee is a party. The terms of Closing Options may differ for different Optionees.

        "Code" means the Internal Revenue Code of 1986, as amended, from time to time.

        "Committee" means (i) a committee designated by the Board and delegated the functions of the Committee under this Plan, which shall be comprised of least two directors or (ii) if at any time such a committee has not been designated, the Board.

        "Common Shares" means the Common Stock, no par value, of the Company.

        "Date of Grant" means, with respect to any Option, the date as of which such Option is granted under the Plan.

        "Disability", with respect to any Optionee, means (i) Disability as defined in the employment or consulting agreement with the Company to which the Optionee is a party or, if none or if not defined therein, (ii) physical or mental incapacity resulting in such Optionee being unable to substantially perform his duties for more than six (6) consecutive months or an aggregate of six (6) months in any period of twelve (12) consecutive months as determined in writing by a qualified independent physician mutually acceptable to the Optionee and the Company.

        "Effective Date" has the meaning set forth in Section 1 hereof.

        "Employee" means any employee of the Company.

        "Fair Market Value" (i) with respect to any Option or any portion thereof at any time means (x) the value of one Common Share, determined as set forth in clause (ii), minus (y) the respective exercise price(s) per share; which amount shall be multiplied by (z) the number of Common Shares subject to such Option or applicable portion thereof; and (ii) with respect to any Common Shares, means (1) the "Section 4.2 Sales Price", the "Section 4.3 Sales Price" or the "Common Stock Sale Price" (each as defined in the Shareholders Agreement) whichever has been most recently determined for Common Shares provided such determination



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has been made within the past year, and if none, (2) the Fair Market Value as determined in good faith by the Committee.

        "Follow-on Option" means an Initial Option having the terms specified in the Option Agreement to which the Optionee is a party. The terms of Follow-on Options may differ for different Optionees.

        "Incentive Stock Option" means any Option that is intended to meet the requirements of Section 422 of the Code and any successor provision thereto and the regulations thereunder.

        "Initial Options" has the meaning set forth in Section 4 hereof.

        "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

        "Option" means a Initial Option or an Other Option granted under this Plan.

        "Option Agreement" means any agreement or other instrument pursuant to which an Option is granted to an Optionee.

        "Optionee" means a Person to whom an Option has been granted under the Plan and who has rights therein under the Plan.

        "Other Options" has the meaning set forth in Section 4 hereof.

        "Payment Note" has the meaning set forth in Section 6(h) hereof.

        "Person" means any individual, corporation, partnership, joint stock company, trust, joint venture, association, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Public Offering" means any underwritten public offering of equity securities (or securities convertible into equity securities) of the Company pursuant to an effective registration statement under the Securities Act of 1933 other than pursuant to a registration statement on Form S-8 or any successor or similar form.

        "Realization Event" has the meaning set forth in the Shareholders Agreement.

        "Retirement" means, unless otherwise agreed by contract, with respect to any Optionee, such Optionee's termination of employment with the Company (i) pursuant to any arrangement of the Company providing for early retirement of its Employees, (ii) at an age of not less than 65 years or (iii) otherwise determined by the Committee to be a retirement.

        "Seller" has the meaning set forth in Section 6(h)(iii) hereof.




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        "Shareholders Agreement" means the Shareholders Agreement dated as of
October 30, 1992 among the Company, The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership, Richard C. Thompson, and Citicorp Venture Capital, Ltd. and the other parties thereto, as in effect from time to time.

        "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect at least 50% of the members of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company.

        "Successor" means the legal representative of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death or legal incapacity of any Optionee.

        "Vested Portion" has the meaning set forth in Section 6(c) hereof.

        "Vesting Schedule" has the meaning set forth in Section 6(d) hereof.

        "Year End" means the last day of the one year period which begins, as to each Option, on the day on which such Option was granted or an anniversary of such date.

        3. Administration of Plan. (a) The Plan shall be supervised and administered by the Committee which shall have full and final authority in its discretion, subject to the provisions of the Plan and applicable law, to determine the individuals to whom and the time or times at which Options shall be granted and the number of Common Shares covered by each Option; to determine the terms of any Payment Note; to construe and interpret the Plan, any Option Agreement and any Payment Note; and to make all other determinations and take all other actions deemed necessary or advisable for the administration of the Plan.

        (b) Determinations Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Optionee, any Successor, any Seller, any shareholder and any Employee.

        4. Common Shares Subject to Options. Subject to adjustment as provided in Section 7, the aggregate number of Common Shares which may be issued upon the exercise of Options granted under the Plan shall be 147,804. Of such 147,804 Common Shares, there are reserved for issuance under the Plan (i) an aggregate of 103,463 Common Shares in respect of Options granted as of the Effective Date, (the "Initial Options") and (ii) an aggregate of 44,341 Common Shares in respect of Common Options which may be granted after the Effective Date ("Other Options"). Initial Options may be Closing Options or Follow-on Options. The Common Shares to be issued upon the exercise of Options may consist of authorized but unissued shares, treasury shares or other shares issued and reacquired by the Company or shares otherwise acquired for the purposes of the Plan. If any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full or otherwise without the delivery of




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Common Shares, the Common Shares subject to such Option but not purchased thereunder shall again be available for new Options to be granted under the Plan.

        5. Grants to Participants. Options may be granted under the Plan to any person who is or who agrees to become an officer or other key Employee (including officers and Employees who are also directors) of, or a consultant to, the Company or any of its present or future Subsidiaries. Subject to the provisions of the Plan including Section 6 below, the Committee shall have the sole and complete authority to determine the exercise price per share for an Other Option and the terms of each Option Agreement, which may be different for each Optionee. Other Options may be either Non-Qualified Stock Options or Incentive Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations promulgated thereunder.

        6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an Option Agreement executed by the Company and the Optionee and shall contain terms and conditions not inconsistent with the following limitations and conditions:

        (a) Exercise Price. Each Option shall represent the right to purchase one or more Common Shares at a purchase price per share set forth in the Option Agreement.

        (b) Period of Option. The term of each Option shall be 10 years from the Date of Grant of such Option subject to earlier termination and expiration as provided in Section 6(g), in the Option Agreement or in another agreement to which the Optionee is a party.

        (c) Exercise of Options in General. All or any part of the Vested Portion of each Option shall be exercisable at such times, throughout a period commencing on the date such Option becomes exercisable in accordance with its terms ending upon the expiration or termination of such Option as determined in the sole discretion of the Committee and set forth herein or in the applicable Option Agreement. The Committee may impose in any Option Agreement such conditions with respect to the exercise of each Option as it may deem necessary or advisable. The Vested Portion of each Option shall be that portion which shall have become exercisable and shall not have been previously exercised, as determined in accordance with Subsection (d) below.

        (d) Vesting Schedule. Unless and to the extent otherwise provided in an Option Agreement and subject to clauses (ii) through (v) below and Section 6(g), the following schedule (the "Vesting Schedule") applies to all Options:

         Years of Service
         Since Date of Grant               Vested Portion
         -------------------               --------------

                 1                               20%
                 2                               40%
                 3                               60%




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                 4                               80%
                 5                              100%


        (ii) Notwithstanding the Vesting Schedule above but subject to the provisions of an Option Agreement, in the event of the Optionee's termination of employment or consulting arrangement with the Company due to the Optionee's death or Disability, each outstanding Option held by the Optionee shall become exercisable in full with respect to all Common Shares covered thereby.

        (iii) Notwithstanding the Vesting Schedule above but subject to the provisions of an Option Agreement, in the event of the Optionee's Retirement or termination of employment by the Company without Cause each outstanding Option held by such Optionee shall become exercisable with respect to that number of Common Shares which is obtained by multiplying the number of Common Shares covered by the Option by a fraction, the numerator of which is the number of months the Optionee has been employed with the Company following the Date of Grant and the denominator of which is 60. The portion of such Option not becoming vested and exercisable in accordance with the foregoing sentence shall be cancelled upon any termination of employment.

        (iv) Notwithstanding the Vesting Schedule above but subject to the provisions of an Option Agreement, upon occurrence of a Realization Event, each outstanding Option shall become exercisable in full with respect to all Common Shares covered thereby as of a date immediately prior to the occurrence of such Realization Event.

        (v) No provision of this Section 6(d) shall impair the Committee's authority to accelerate the exercisability of any outstanding Option at any time, or to provide in any Option Agreement for provisions that differ from the provisions set forth in this Section (d) relating to vesting upon termination of employment or a Realization Event.

        (e) Shareholder Rights. Each Optionee shall, if requested by the Company on or after the Date of Grant, execute and become a party to the Shareholders Agreement or a similar type of agreement with such provisions regarding shareholder matters as the Company considers appropriate. An Optionee shall not have any of the rights of a shareholder of the Company in respect of the Common Shares subject to an Option until or unless certificates evidencing the Common Shares purchased pursuant to the exercise of such Option are properly delivered to such Optionee.

        (f) Nontransferability. Except as otherwise provided in the Option Agreement to which the Optionee is a party and notwithstanding any other provision of this Plan or the Shareholders Agreement, no Option shall be transferable or assignable by an Optionee, other than by will or the laws of descent and distribution, and each such Option shall be exercisable, during the Optionee's lifetime, only by such Optionee.




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        (g)  Certain Forfeitures and Repurchases of Options. (i) Unless
otherwise expressly provided in the Option Agreement or in another agreement between the Company and the Optionee, upon the Company's termination of an Optionee's employment for Cause, any Option (whether or not then exercisable) held by such Optionee shall be deemed immediately forfeited and cancelled without any payment or consideration being due from the Company.

        (ii) Unless otherwise expressly provided in the Option Agreement or in another agreement between the Company and the Optionee, upon termination of an Optionee's employment with the Company other than by the Company for Cause, the unvested portion of any Option held by such Optionee shall be deemed immediately forfeited and cancelled and the Vested Portion of any Option held by the Optionee shall, at the Company's election at any time after such termination, be subject to purchase by the Company for an amount equal to the Fair Market Value of such Vested Portion of such Option on the repurchase date. In the event the Fair Market Value of the Vested Portion of any such Option shall be zero or less, the repurchase of such Option shall be effected by the delivery by the Company to the Optionee or his Successor, as appropriate, of a written notice stating that the Fair Market Value is zero and that such option is cancelled.

        If the Company elects to purchase the Vested Portion of an Option pursuant to this section 6(g), the Company shall deliver written notice (a "Purchase Notice") to such Optionee or such Optionee's Successor, as appropriate, to such effect. Upon receipt of any Purchase Notice each Option subject to being purchased shall be deemed to be expired and cancelled automatically upon receipt of the Purchase Notice and the purchase price. Payment of the purchase price may be made in cash or by certified check. Payment effected through a promissory note of the Company in accordance with the provisions of Section 6(h)(iv) hereof shall be deemed payment in cash for purposes of this Section 6(g).

        (h) Certain Repurchases of Common Shares. (i) Notwithstanding any other provision of this Plan or the Shareholders Agreement but subject to the provisions of an Option Agreement, Upon the termination of an Optionee's employment prior to an initial Public Offering by the company, the Company may elect, at any time after such termination and prior to such Public Offering, to require such Optionee or his Successor to sell to the Company, and such Optionee or such Successor shall sell, all Common Shares acquired as a result of the exercise of an option and owned by such Optionee and Successor in accordance with this Section 6(h). The price at which such Surrendered Shares (as defined in Section 6(h)(iii)) may be repurchased shall be determined as follows: (1) in the case of a repurchase arising from a termination under the circumstances set forth in Section 6(g)(i), an amount equal to the product of
(x) the lower of (A) the exercise price for the Option pursuant to which the Common Shares were purchased and (B) the Fair Market Value of a Common Share as of the date of such termination of employment multiplied by (y) the number of Common Shares so repurchased, and (2) in the case of a repurchase arising from a termination under the circumstances set forth in Section 6(g)(ii), an amount equal to the product of Fair Market Value of a Common Share as of the termination date multiplied by the number of Common Shares repurchased.




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        (ii)  If the Company elects to exercise its right to require any
Optionee or any Optionee's Successor to sell Common Shares pursuant to this
Section 6(h), the Company shall deliver written notice (a "Repurchase Notice") to such Optionee or such Successor to such effect.

        (iii) The Common Shares specified in the Repurchase Notice as being subject to repurchase (collectively, "Surrendered Shares") shall be surrendered for repurchase within (10) ten business days of the date of such receipt of such notice (the "Repurchase Date"). On the Repurchase Date, the Optionee or the Optionee's Successor selling such Surrendered Shares (the "Seller") shall deliver to the Company the certificate or certificates representing the Surrendered Shares owned by such Seller on such date against delivery by the Company of the repurchase amount to such Seller, which may be paid at the election of the Company, in cash or by certified check, or, in the event the Company is prohibited from making payment with cash as a result of a credit agreement or debt obligation binding upon the Company, by a promissory note issued by the Company (a "Payment Note") payable to the order of the Seller. All certificates for Surrendered Shares shall be duly endorsed in favor of the Company by the Seller in whose name such certificate or certificates is registered or accompanied by a duly executed stock or security assignment in favor of the Company with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or the National Association of Securities Dealers Inc. If any Seller shall fail to deliver such certificate or certificates (or evidence) to the Company within the time required, the Company shall cause its books and records to show that the Surrendered Shares are bound by the provisions of this Section 6(h) of the Plan and that the Surrendered Shares, until transferred to the Company, shall not be entitled to any proxy, dividend or other rights from the date by which such certificate or certificates should have been delivered to the Company.

        (iv) Each Payment Note shall (A) be payable to the order of the Seller, (B) be issued and dated the Repurchase Date, (C) be in a principal amount equal to the repurchase price of such Surrendered Shares and (D) mature on demand or at a stated maturity date. Each Payment Note shall bear interest in respect of the unpaid principal amount of such Payment Note from the Repurchase Date to the maturity date thereof at a rate per annum equal to the then-current yield to maturity on United States treasury securities of comparable maturity, as determined in good faith by the Company, plus 100 basis points.

        (v) The Company shall have the right to resell to any Person any Surrendered Shares received from a Seller pursuant to this Section 6(h), whether or not the applicable Repurchase Price has been paid to such Seller; provided that any such sale or other disposition by the Company of Surrendered Shares shall not relieve the Company of its obligation to pay the applicable repurchase price for such Surrendered Shares.

        (i) Other Provisions. The grant of any Option may also be subject to such other provisions (whether or not applicable to any Option granted to any other Optionee) as the Committee deems appropriate, including provisions to assist the Optionee in financing the acquisition of Common Shares, provisions for the forfeiture of, or restrictions on resale or other disposition of, share acquired under any Option in addition to those provisions set forth in Section 8 hereof or in the Shareholders Agreement, provisions giving the Company the right to purchase Options in circumstances other than those described in
Section 6(g) and to repurchase shares acquired under any Option in the event the Optionee elects to dispose of such shares, provisions to comply with federal and state securities laws, understandings or conditions as to the Optionee's employment in addition to those specifically provided for under the Plan and provisions accelerating the vesting of any Option upon the occurrence of specified events or otherwise in the discretion of the Committee.

        7. Adjustment Provisions. (a) If the Company shall at any time change the number of issued Common Shares without new consideration to it (by stock dividends, stock splits, or similar transactions), the total number of Common Shares reserved for issuance under this Plan and the number of such shares covered by each outstanding Option shall be adjusted so that the aggregate consideration payable by the Optionee upon exercise, and the benefit intended to be provided under each such Option immediately before and immediately after such adjustment, shall be maintained.

        (b) In the case of any merger, recapitalization, consolidation, split-up, spin-off, repurchase, distribution or similar transaction affecting the Common Shares, the Committee shall take such action as in its sole discretion it deems appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan and the Options granted hereunder.

        (c) Notwithstanding any other provision of this Plan, and without affecting the number of Common Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of Options or similar rights in connection with any merger, consolidation, acquisition of property or stock, or reorganization, whether or not the Company is a surviving or continuing corporation, upon such terms and conditions as it may deem appropriate.

        (d) Notwithstanding any other provision of this Plan, the payment to any Optionee at any time of an amount equal to the excess, if any, of the Fair Market Value at such time of the number of Common Shares subject to such Option over the aggregate exercise price




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of such Option, in consideration of the cancellation thereof, shall extinguish any rights of the holder of such Option in connection therewith.


        (e) In the event of the dissolution or liquidation of the Company, any Option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than (30) thirty days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his option as to all or any part of the Common Shares covered thereby.

        8. Restrictions on Common Shares Issued. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Common Share otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Common Shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        9. No Right to Continued Service. The granting of an Option to any person does not alter in any way the rights of the Company to terminate such Optionee's employment or consulting arrangement at any time for any reason nor does it confer upon such person any rights or privileges to continue employment or otherwise except as specifically provided for in the Plan.

        10. Amendment, Suspension, and Termination of Plan. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable, in the best interests of the Company and in accordance with the purposes of the Plan; provided, however, that without approval by the holders of a majority of the securities of the Company entitled to vote, no such amendments shall (i) except as specified in
Section 7, increase the maximum number of Common Shares with respect to which Options may be granted under the Plan, or (ii) change the provisions of the second sentence of this Section 10 relating to the term of this Plan. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate 10 years after the Effective Date of the Plan. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

        11. Withholding. The Company may establish appropriate procedures to provide for payment of such income and other taxes as may be required by law to be paid or withheld in connection with the exercise of options, and to ensure that the Company receives prompt advice concerning the occurrence of any event that may create, or affect the timing or amount of, any obligation to pay or withhold such taxes or that may make available to the Company any




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tax deduction resulting from such occurrence. Without limiting the generality of the foregoing, an Optionee may be given the opportunity to elect to have Common Shares withheld to satisfy withholding obligations.








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